As filed with the Securities and Exchange Commission on March 29, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

AADI BIOSCIENCE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	61-1547850
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

17383 Sunset Boulevard, Suite A250

Pacific Palisades, California 90272

(Address of Principal Executive Offices, including zip code)

2021 Equity Incentive Plan

2021 Employee Stock Purchase Plan

(Full title of the plan)

Scott Giacobello

Interim Chief Executive Officer and President, and Chief Financial Officer

17383 Sunset Boulevard, Suite A250

Pacific Palisades, California 90272

(424) 473-8055

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Dan Koeppen, Esq.

Robert L. Wernli, Jr., Esq.

Savir S. Punia, Esq.

Wilson Sonsini Goodrich & Rosati, P.C.

12235 El Camino Real

San Diego, California 92130

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by Aadi Bioscience, Inc. (the “Registrant”) for the purpose of registering (i) 977,400 additional shares of common stock of the Registrant that may be issued pursuant to the Aadi Bioscience, Inc. 2021 Equity Incentive Plan, commencing January 1, 2023, and (ii) 244,350 additional shares of common stock of the Registrant that may be issued pursuant to the Aadi Bioscience, Inc. 2021 Employee Stock Purchase Plan, commencing January 1, 2023.

In accordance with General Instruction E to Form S-8, the contents of the previous Registration Statements on Form S-8 (File Nos. 333-259787 and 333-263639) filed by the Registrant with the Securities and Exchange Commission (the “SEC”) on September 24, 2021 and March 17, 2022, respectively, in each case are incorporated by reference into this Registration Statement, except as modified or superseded hereby.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation	of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 29, 2023 (the “Annual Report”).

(2)

All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report (other than the portions of these documents not deemed to be filed).

(3)

The description of the Registrant’s Common Stock contained in the Company’s Annual Report on Form 10-K filed with the SEC on March 29, 2023, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

EXHIBIT INDEX

Exhibit		Filed Herewith	Incorporated by Reference
Number	Exhibit Description		Form	File No.	Exhibit	Filing Date

4.3	Aadi Bioscience, Inc. 2021 Equity Incentive Plan.		8-K	001-38560	10.6	August 27, 2021

4.4	Form of Stock Option Agreement under the Aadi Bioscience, Inc. 2021 Equity Incentive Plan.		8-K	001-38560	10.7	August 27, 2021

4.5	Aadi Bioscience, Inc. 2021 Employee Stock Purchase Plan		8-K	001-38560	10.8	August 27, 2021

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.	X

23.1	Consent of Independent Registered Public Accounting Firm, BDO USA, LLP.	X

23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1 hereto).	X

24.1	Power of Attorney (included on the signature page hereto)	X

107.1	Filing Fee Table	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 29, 2023.

AADI BIOSCIENCE, INC.

By:	/s/ Scott Giacobello
Scott Giacobello
Interim Chief Executive Officer and President, and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Neil Desai, Ph.D. and Scott Giacobello, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact, proxy and agent, or any substitute of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Scott Giacobello Scott Giacobello	Interim Chief Executive Officer and President, and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)	March 29, 2023

/s/ Caley Castelein Caley Castelein	Chair of the Board of Directors	March 29, 2023

/s/ Neil Desai Neil Desai, Ph.D.	Director	March 29, 2023

/s/ Anupam Dalal Anupam Dalal, M.D.	Director	March 29, 2023

/s/ Karin Hehenberger Karin Hehenberger, M.D., Ph.D.	Director	March 29, 2023

/s/ Behzad Aghazadeh Behzad Aghazadeh, Ph.D.	Director	March 29, 2023

/s/ Richard Maroun Richard Maroun	Director	March 29, 2023

/s/ Emma Reeve Emma Reeve	Director	March 29, 2023